Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 25, 2026, with respect to the consolidated financial statements of EDAP TMS S.A. and subsidiaries, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Lyon, France

March 25, 2026

/s/ KPMG S.A.

Stephane Gabriel Devin

Partner